Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

We, Paul H. Stebbins, the Chairman and Chief Executive Officer of World Fuel Services Corporation (the “Company”), and Ira M. Birns, Executive Vice-President and Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

(i)	the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2011

/s/ Paul H. Stebbins
Paul H. Stebbins
Chairman and Chief Executive Officer

/s/ Ira M. Birns
Ira M. Birns
Executive Vice-President and Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).